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          *                     NATIONSBANK CORPORATION

                                  Medium-Term Notes
                       Due 9 Months or more from Date of Issue

                         MASTER GLOBAL DISTRIBUTION AGREEMENT

                                                           __________, 199_
To the Agents listed on
Exhibit A hereto and to
each additional person
that shall become an Agent
as provided in Section 13
of this Agreement.

          Dear Sirs:

                NationsBank Corporation, a North Carolina corporation (the "Company"), confirms its agreement with each of you (individually, as "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Senior
          Medium-Term Notes, Series __(the "Senior Notes") and its Subordinated Medium-Term Notes, Series __ (the "Subordinated Notes," and together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an Indenture dated as of January 1, 1995 between the Company and BankAmerica National Trust Company (the "Senior Trustee"), as trustee (the "Senior Indenture"), and resolutions of the Board of Directors of the Corporation (or a committee thereof). The Subordinated Notes are to be issued pursuant to an Indenture dated as of January 1, 1995 between the Company and The Bank of New York (the "Subordinated Trustee"), as trustee (the "Subordinated Indenture), and resolutions of the Board of Directors of the Corporation (or a committee thereof). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the "Trustees," and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures."

               This Agreement provides both for the sale of Notes directly to purchasers, in which case the Agent or Agents may act as an agent of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agent or Agents) for the sale of Notes by the Company to one or more of the Agents as principal for resale to purchasers.

               The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (No. 33-57533) for the registration of debt securities (both senior and subordinated), preferred shares and common shares under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC, and the Trustees have been qualified under the Trust Indenture Act of 1939, as amended (the

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          "1939  Act").    Such  registration statement  (and  any  further
          registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

               The Notes may be offered and sold pursuant to this Agreement in the United States or outside of the United States, subject to compliance with the laws of the various jurisdictions in which such offers or sales may occur. The Notes may be denominated in U.S. dollars or in another currency or currency unit (such as the European Currency Unit), and the principal of (and premium, if any, on) or interest on the Notes may be payable in U.S. dollars or such foreign currency or currency unit. Notes issued in the United States will be issued in registered form and may be represented by either a single global security in registered form without coupons delivered to The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC or by a certificate delivered to the holder thereof or such holder's designee. Notes issued outside of the United States will be issued in bearer or registered form. If so specified in the Prospectus, the Notes issued in bearer form will be represented initially by a temporary global Note delivered to a common depositary outside the United States. On or after the date determined as provided in any such temporary global Note and as described in the Prospectus, beneficial interests in a temporary global Note will be exchangeable for beneficial interests in a permanent global Note or for definitive Notes in bearer form or in registered form. The Notes may be listed on such exchanges, if any, as are identified in the Prospectus.

          SECTION 1.     Appointment as Agent.

               (a) Appointment. Subject to the terms and conditions stated herein including the reservation by the Company of the right to sell Notes directly on its own behalf as set forth in
          Section 3(c) hereof, the Company hereby appoints the Agents hereunder in connection with the sale of the Notes and agrees that Notes will be sold exclusively to or through the Agents. The Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the

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          Notes  purchased by an Agent  as principal for  resale to others, but are not authorized to appoint sub-agents in connection with the sale of Notes through an Agent as agent.

               (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or otherwise monitoring the availability of Notes for sale under the Registration Statement.

               (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent and the Company may agree from time to time that such Agent shall purchase Notes as principal. Any such purchases of Notes by an Agent as principal shall be made in accordance with
          Section 3(a) hereof.

               (d) Solicitations as Agent. If agreed upon by an Agent and the Company, the Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes by persons solicited by the Agent, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company's agreement herein. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason other than the negligence of the Agent. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale.

               (e) Reliance. The Company and the Agents agree that any Notes the placement of which an Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

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          SECTION 2.     Representations and Warranties.

               (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                    (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has become effective. Such
               Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.

                   (ii) As of the date hereof, when the Prospectus as supplemented with respect to the Notes is first filed pursuant to Rule 424 under the 1933 Act, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and as of the applicable Representation Date, (a) the Registration Statement, as amended or supplemented as of any such time, the Prospectus, when filed, and the applicable Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the 1939 Act and the 1934 Act and the respective rules thereunder, (b) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (c) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of either of the Trustees or
               (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in

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               conformity  with information  furnished  in  writing to  the
               Company by or on behalf of any Agent specifically for use in
               connection   with  the   preparation  of   the  Registration
               Statement and the Prospectus.

                  (iii) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as
               Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

               (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to an Agent or to counsel for such Agent in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

          SECTION 3.     Purchases as Principal; Solicitations as Agent.

               (a) Purchases as Principal. In the event that an Agent and the Company shall expressly so agree, Notes shall be purchased by such Agent as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount equivalent to the applicable commissions set forth in Exhibit C hereto. Such purchases shall be made in accordance with terms agreed upon by the Agent and the Company (which shall be agreed upon orally, with written confirmation prepared by the Agent and delivered to the Company within two business days of such oral agreement). The Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. An Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may reallow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

               (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through an Agent as agent will be

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          sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

               The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

               The Company agrees to pay each Agent a commission equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit C hereto.

               (c) Company Sales to Unsolicited Purchasers. Notwithstanding any provision herein to the contrary, the Company reserves the right to (i) sell Notes, at any time, directly on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through the agent of such purchaser, and (ii) accept offers to purchase Notes through additional agents on substantially the same terms and conditions as would apply to the Agents hereunder. Upon the sale of any Notes to an unsolicited purchaser, no Agent shall be entitled to any commission pursuant to this Agreement.

               (d) Administrative Procedures. The purchase price, interest rate, maturity date and other terms of the Notes (as applicable) specified in Exhibit B hereto shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). Initial Administrative Procedures dated __________, 199_ shall remain in effect until changed by the Agents and the Company. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          SECTION 4.     Covenants of the Company.

               The Company covenants with the Agents as follows:

               (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (other than with respect to a document filed with the

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          SEC  pursuant to  the  1934 Act  which  will be  incorporated  by reference in the Registration Statement and the Prospectus), (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the issuance by any non-United States regulatory authority of any request for information relating to the Notes or suspension of qualification of (A) the offer or sale
          of  the   Notes  under  the   laws  of  such   non-United  States
          jurisdiction or (B) the listing of  the Notes on a stock exchange
          or exchanges,  if  any,  contemplated by  the  Prospectus.    The
          Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the
          registration  of  additional  Notes   or  any  amendment  to  the
          Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934
          Act) and will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form to which the Agents or their counsel shall reasonably object.

               (c) Copies of the Registration Statement and the Prospectus and 1934 Act Filings. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Act. The Company will furnish to the Agents copies of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the 1934 Act as soon as practicable after the filing thereof.


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               (d)  Preparation of  Pricing Supplements.  The  Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

               (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes any Agent may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, and with such other non-United States regulators, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

               (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and thereafter shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

               (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents and thereafter shall cause the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

               (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

               (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

               (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

               (k) Stock Exchange Listings. In the event that the Prospectus provides that any Notes shall be listed on a stock exchange, the Company agrees to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary to maintain such listing and will maintain such listing until notice of the series of such Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such series of Notes has been duly provided for, whichever is earlier; provided, that if the Company can no longer reasonably maintain such listing, it will use its best efforts to obtain and maintain the quotation for, or listing of, such Notes on such other stock exchange or exchanges as the Agents shall reasonably request.

               (l) Laws of Non-United States Jurisdictions. The terms of any Notes sold outside the United States and the manner in which such Notes are sold will comply with the various laws of such non-United States jurisdiction.

               (m) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e),
          (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Company, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Agents to purchase Notes as principal.

          SECTION 5.     Conditions of Obligations.

               The obligations of an Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Agent as agent and any obligation of an Agent to purchase Notes as principal or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

               (a)  Legal Opinions.   On the date hereof,  the Agents shall
          have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                    (1) Opinion of Company Counsel. The opinion of Smith Helms Mulliss & Moore, L.L.P., counsel to the Company, to the effect of paragraphs (i) and (iv) through (x) below, and the opinion of Paul J. Polking, Executive Vice President and General Counsel to the Company, to the effect of paragraphs
               (ii) and (iii) below:

                         (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank

                    Holding Company Act of 1956, as amended; each of NationsBank of Florida, National Association,
                    NationsBank of Georgia, National Association, NationsBank, National Association (Carolinas), NationsBank of Texas, National Association, NationsBank of Maryland, National Association and NationsBank of Virginia, National Association (or the successors to such entities) (collectively, the "Subsidiaries"), is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

                        (ii) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction.

                       (iii)  All  the outstanding shares  of capital stock
                    of  each  Subsidiary   have  been   duly  and   validly
                    authorized and issued and are fully paid and (except as provided in 12 U.S.C. section 55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus,
                    all  outstanding   shares  of  capital   stock  of  the
                    Subsidiaries (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

                        (iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to
                    applicable   bankruptcy,  reorganization,   insolvency,
                    moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy underlying all such laws).

                         (v)  Each   of  the   Indentures  has   been  duly
                    authorized, executed and delivered, has been duly qualified under the 1939 Act, as applicable, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, and the Notes have been duly authorized and, when the terms of the Notes have been established and when the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture, the applicable Board Resolutions and this Agreement against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture, subject (with respect to each of the Indentures and the Notes) as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy underlying all such laws.

                        (vi) The forms of Notes attached to the Secretary's Certificate delivered to the Agents conform in all material respects to the description thereof contained in the Prospectus, as supplemented or amended.

                       (vii) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder.

                      (viii) To the best knowledge of such counsel, except as disclosed in the Registration Statement or the Prospectus, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, of a character required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                        (ix) To the best knowledge of such counsel, neither the issuance and sale of the Notes, the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company or, to the best of such counsel's knowledge, the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries.

                         (x) To the best knowledge of such counsel, no authorization, order, approval or consent of, or filing with, any court or governmental authority or agency is necessary or required in connection with the sale of the Notes hereunder, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under foreign or state securities or insurance laws in connection with the distribution of the Notes.

                     In rendering  such opinion, such counsel  may rely (A)
               as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, to the extent deemed proper and specified in such opinion, upon counsel for the Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Subsidiaries and public officials.

                    (2) Opinion of Counsel to the Agents. The opinion of Stroock & Stroock & Lavan, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (iv) through (vii), inclusive, above.

                    In rendering such opinion, such counsel may rely (A) as
               to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon counsel for the Company or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Company; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Subsidiaries and public officials.

                    (3)  In giving their  opinions required by  subsections
               (a)(1) and (a)(2) of this Section, but without opining in connection therewith, Smith Helms Mulliss & Moore, L.L.P. and Stroock & Stroock & Lavan shall each additionally state that although they have not independently verified, are not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, such counsel has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective, or that the Prospectus, as amended or supplemented, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate of the Chairman and Chief Executive Officer or a Senior Vice President and the chief financial or chief accounting officer of the Company, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC.

               (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Price Waterhouse LLP ("Price Waterhouse") dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                    (i)  They  are  independent  public   accountants  with
               respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                   (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                  (iii)  On the basis  of procedures (but  not an audit  in
               accordance  with  generally  accepted   auditing  standards)
               consisting of:

                         (a) Reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                         (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS NO. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                         (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

               nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                         (1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder;

                         (2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                         (3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or Price Waterhouse shall state any specific changes or decreases.

                         (iv) Price  Waterhouse  has  carried  out  certain
                    other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by Price Waterhouse, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

               (d) Stock Exchange Listing. In the event that the Prospectus provides for the listing of the Notes on a stock exchange, then prior to the commencement of offers and sales of such Notes such stock exchange or exchanges shall have granted listing to such Notes, subject only to the delivery to such stock exchange or exchanges of the related Prospectus or other similar post-approval requirements.

               (e) Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by an Agent as principal, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such Agent and to counsel to the Agents.

               If any condition specified in  this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 9 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions regarding parties set forth under Section 16 hereof shall remain in effect.

          SECTION 6.     Delivery of and Payment for Notes Sold through the
                         Agents.

               Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account. Unless otherwise agreed between the Company and the Agent, all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

          SECTION 7.     Additional Covenants of the Company.

               The Company covenants and agrees with the Agents that:

               (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a sale of Notes to such Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

               (b)  Subsequent Delivery  of Certificates.   Each  time that
          (i) there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K that is incorporated by reference into the Prospectus, or (ii) if required by the Agents, the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes, an amendment or supplement which relates exclusively to an offering of securities other than the Notes or, except as hereinbefore described, an amendment or supplement resulting from the filing of any document incorporated by reference therein), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate of the Chairman and Chief Executive Officer, any Senior Vice President, the Chief Financial Officer, the Chief Accounting Officer or Treasurer of the Company dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

               (c)  Subsequent Delivery of Legal  Opinions.  Each time that
          (i) there is  filed with the SEC any Annual  Report on Form 10-K,
          (ii) if required by the Agents, there is filed any Quarterly Report on Form 10-Q, or (iii) if required by the Agents, the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or maturity dates of the Notes or similar changes or solely for the inclusion of additional financial information, an amendment or supplement which relates exclusively to an offering of securities other than the Notes or, except as hereinbefore described, an amendment or supplement resulting from the filing of any document incorporated by reference therein), the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Smith Helms Mulliss & Moore, L.L.P., Counsel to the Company, and Paul J. Polking, General Counsel to the Company, or other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

               (d)  Subsequent Delivery of Comfort Letters.  Each time that
          (i) there is filed with  the SEC any Annual Report on  Form 10-K,
          (ii) if required by the Agents, there is filed with the SEC any Quarterly Report on Form 10-Q or (iii) if required by the Agents, the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than an amendment or supplement resulting from the filing of a Current Report on Form 8-K that is incorporated by reference therein), the Company shall cause Price Waterhouse forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request procedures be performed with respect to such other information. If Price Waterhouse is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by Price Waterhouse hereunder shall be provided within five business days of the filing of the Annual Report on Form 10-K or, with respect to any letter required by the Agents pursuant to subparagraph
          (ii) or (iii) hereof, the request by the Agents.

          SECTION 8.     Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law, under the laws of any non-United States jurisdiction, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus as amended or supplemented in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges that the statements set forth in the last two paragraphs on the cover page and under the heading "Plan of Distribution" in the Prospectus, as supplemented or amended, constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the documents referred to in the foregoing indemnity, and you, as the Agents, confirm that such statements are correct.

               (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
          Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agent in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

               (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bears to the total sales price from the sale of Notes sold to or through the Agents to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Agent within the meaning of the 1933 Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph
          (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          SECTION 9.     Payment of Expenses.

               The  Company   will  pay   all  expenses  incident   to  the
          performance of its obligations under this Agreement, including:

               (a)  The   preparation  and   filing  of   the  Registration
          Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

               (b)  The  preparation,  filing   and  reproduction  of  this
          Agreement;

               (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

               (d) The fees and disbursements of the Company's accountants and counsel, of the Trustees and their counsel, and of any Calculation Agent;

               (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

               (f) The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

               (g) The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

               (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto;

               (i) Any fees charged by rating agencies for the rating of the Notes;

               (j) The fees and expenses, if any, incurred in connection with the listing of the Notes on any securities exchange;

               (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

               (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

               (m) The cost of providing any CUSIP or other identification numbers for the Notes;

               (n) The fees and expenses of any depository and any nominees thereof in connection with the Notes; and

               (o) The cost of complying with the laws of any non-United States jurisdictions in which the Notes may be offered and sold.

          SECTION 10.    Covenants of the Agents.

               (a)  Each Agent  severally covenants with  the Company  that
          (i) it will not offer, sell or deliver any Notes in bearer form (whether temporary or definitive) during the restricted period with respect to such Notes in the United States or its possessions, or to any United States person other than an exempt purchaser; (ii) it has in effect, in connection with the offer and sale of the Notes in bearer form during the restricted period, procedures reasonably designed to ensure that its employees or agents who are directly involved in selling the Notes are aware that the Notes cannot be offered or sold during the restricted period to a person who is within the United States or its possessions or is a United States person (other than an exempt purchaser); (iii) it will not permit
          any   affiliate   (within   the   meaning   of   Section   1.163-
          5(c)(2)(i)(D)(4)(iii) of the treasury regulations (the "Treasury Regulations") under the Internal Revenue Code of 1986, as amended (the "Code")) to acquire any Bearer Notes for the purpose of offering or selling it during the restricted period unless such affiliate provides it (for the benefit of the Company) with the covenants contained in this paragraph; (iv) it will not deliver any Bearer Notes in connection with the sale thereof during the restricted period, in definitive form within the United States or its possessions; (v) it will not enter into any written contract with another distributor (within the meaning of Section 1.163-5(c)(2)(i)(D)(4) of the Treasury Regulations to offer or sell the Bearer Notes during the restricted period unless such distributor provides it (for the benefit of the Company) with the covenants contained in this paragraph; and (vi) if it is a United States person, it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains the Bearer Notes for its own account, it will only do so in
          accordance    with   the    requirements   of    Section   1.163-
          5(c)(2)(i)(D)(6) of the Treasury Regulations.

               For purposes of the selling restrictions described in this section, an offer or sale will be considered to be made to a person who is within the United States or its possessions if the offeror or seller of the Bearer Notes has an address within the United States or its possessions for the offeree or buyer of the Bearer Notes with respect to the offer or sale.

               As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "United States" means the United States of America
          (including  the   States  and  the  District   of  Columbia)  and
          "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern
          Mariana  Islands;  "Bearer  Note"  means   any  Note  established
          pursuant to either of the Indentures which is payable to bearer (including without limitation any Note in temporary or permanent global bearer form) and title to which passes by delivery only, "restricted period" means, with respect to a Note, the period beginning on the earlier of the closing date or the first date on which the Note is offered to persons other than distributors and ending on the expiration of the 40-day period beginning on the closing date, except that, notwithstanding the foregoing, any offer or sale of the Notes by the Company or a distributor shall be deemed to be made during the restricted period if the distributor holds the Note as part of an unsold allotment or subscription; and "exempt purchaser" means (A) an exempt distributor (as defined in
          Section 1.163-5(c)(2)(i)(D)(5) of the Treasury Regulations) that covenants that it is buying the Bearer Notes for the purpose of resale in connection with the original issuance thereof, and that if it retains the Notes for its own account, it will do so only in
          accordance    with   the    requirements   of    Section   1.163-
          5(c)(2)(i)(D)(6)   of   the   Treasury   Regulations;    (B)   an
          international organization described in Section 7701(a)(18) of the Code; (C) a foreign central bank (as defined in Section 895 of the Code and the Treasury Regulations thereunder); (D) a foreign branch of a United States financial institution as described in Section 1.163-5(c)(2)(i)(D)(6)(i) of the Treasury Regulations; and (E) a United States person who acquires the Bearer Notes through the foreign branch of a United States financial institution and who holds the Bearer Notes through such financial institution. Notwithstanding the foregoing, however,
          (i) a person described in (A) of this paragraph will not be considered an exempt purchaser with respect to offers to a non-United States office of such person; (ii) a person described in
          (B) or (C) of this paragraph will not be considered an international organization or a foreign central bank, as the case may be, with respect to offers that are not made directly and specifically to such person; (iii) a person described in (E) of this paragraph will be considered an exempt purchaser only with respect to sales of the Bearer Notes; and (iv) in the case of persons described in (D) or (E) of this paragraph, the financial institution holding the Bearer Note provides a certificate to the distributor selling the Bearer Note stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the Treasury Regulations thereunder.

               (b)  Each Agent severally further covenants with the Company
          (i) that it has not offered or sold, and will not offer or sell, directly or indirectly the Notes in any non-United States country except in compliance with the various laws of such country related to Prospectus delivery, investor suitability, publication of information, or otherwise, and (ii) more specifically, that
          (A) it has not offered or sold, and will not offer or sell, directly or indirectly, in the United Kingdom, by means of any document any of the Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (other than in circumstances which do not constitute an offer to the pubic within the meaning of the Companies Act 1985 of the United Kingdom), (B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (C) it has not issued or passed on and will not issue or pass on to any person in the United Kingdom any publication or document received by it in connection with the issue of the Notes other than to persons who are of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or are persons to whom the publication or document may otherwise lawfully be issued or passed on.

               (c) Without prejudice to the provisions of this Section 10 above and subject to the obligations of the Company set forth in
          Section 4  of   this  Agreement,   the  Company  shall   have  no
          responsibility for, and each Agent will obtain, any consent, approval or permission required by such Agent for the subscription, offer, sale or delivery by such Agent of Notes under the laws and regulations in force in any jurisdiction to which such Agent is subject or in or from which such Agent makes any subscription, offer, sale or delivery.

               (d) Each Agent agrees to indemnify and hold harmless the Company and each person controlling the Company from and against any and all losses, claims, damages and liabilities arising from any breach by it of the foregoing provisions of this Section 10.

          SECTION 11.    Representations,  Warranties   and  Agreements  to
                         Survive Delivery.

               All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

          SECTION 12.    Termination.

               (a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, with respect to one or more, or all, of the Agents, at any time by either the Company or one or more of the Agents upon the giving of 30 days' written notice of such termination to the other party hereto. Any termination by the Company of this Agreement with respect to one or more, but less than all, of the Agents shall be effective with respect to such designated Agents only, and the Agreement will remain in force and effect with respect to any other Agents who remain parties hereto.

               (b) Termination of Agreement to Purchase Notes as Principal. An Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if, since the date of such agreement, trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or (iv) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

               If, after the date of an agreement hereunder to purchase Notes as principal and prior to the Settlement Date with respect to such agreement, the rating assigned by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc. as the case may be, to any debt securities of the Company shall have been lowered or if either of such rating agencies shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, then the Company and the Agent mutually shall determine whether the terms of such agreement to purchase Notes shall need to be renegotiated and, if so, shall so negotiate in good faith the revised terms of such agreement to purchase Notes. In the event that the Company and the Agent reasonably fail to agree on any such revised terms, then either the Company or the Agent may terminate such agreement to purchase Notes.

               (c)  General.   In the  event  of a  termination under  this
          Section 11, or following the Settlement Date in connection with a sale to or through an Agent appointed on a one-time basis, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 9 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 10, 14 and 15 hereof shall remain in effect.

          SECTION 13.    Additional Agents.

               The Company may from time to time designate additional agents to participate in the sale of Notes as principal or agent hereunder. Such agency participation may be either on an on-going basis or on a one time basis for a single transaction. Such agents shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgement of its appointment hereunder and delivery to the Company of addresses for notice hereunder and under the Procedures. After the time an Agent is appointed, the Company shall deliver to the Agent copies of these documents earlier delivered to other Agents under Sections 5(a), 5(b), 5(c), 7(b), 7(c) and 7(d) hereof.

          SECTION 14.    Notices.

               Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram. Notices to the Company shall be delivered to it at the address specified below and notices to any Agent shall be delivered to it at the address set forth on Exhibit A.

               If to the Company:

                    NationsBank Corporation
                    NationsBank Corporate Center
                    Charlotte, North Carolina 28255
                    Attention:  John E. Mack, Treasurer
                    Telecopy: (704) 386-0270

               With a copy to:

                    Paul J. Polking
                    General Counsel
                    NationsBank Corporation
                    NationsBank Corporate Center
                    Legal Department, NC1007-20-01
                    Charlotte, North Carolina 28255
                    Telecopy:  (704) 386-6453

                    Smith Helms Mulliss & Moore, L.L.P.
                    227 N. Tryon Street
                    Charlotte, North Carolina 28202
                    Attention:  Boyd C. Campbell, Jr.
                    Telecopy: (704) 334-8467

          or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
          Section 14.

          SECTION 15.    Governing Law; Counterparts.

               This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

          SECTION 16.    Parties.

               This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
          Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.







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               If the foregoing is in accordance with your understanding of
          our  agreement,  please  sign   and  return  to  the  Company   a
          counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                        Very truly yours,

                                        NATIONSBANK CORPORATION


                                        By:
                                           Name:
                                           Title: Senior Vice President and
                                                   Treasurer
          Accepted:


          NationsBanc Capital Markets, Inc.

          By:
             Name:
             Title:  Director


          [Signatures By Agents To Follow]




























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                                                                  EXHIBIT A


                                        AGENTS

               NationsBanc Capital Markets, Inc.
               NationsBanc Corporate Center
               7th Floor, NC1007-01-01
               Charlotte, North Carolina 28255-0065

                    With a copy to:

                              Stroock & Stroock & Lavan
                              Seven Hanover Square
                              New York, New York 10004
                              Attention: James R. Tanenbaum
                              Telecopy: (212) 806-6006

          [Additional Agents To Be Specified]



































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                                                                  EXHIBIT B

               The following terms, if applicable, shall be agreed to by an Agent and the Company in connection with each sale of Notes:

                    Principal Amount:  $__________
                      (or principal amount of foreign currency)

                    Interest Rate:
                         If Fixed Rate Note, Interest Rate:

                         If Floating Rate Note:
                           Interest Rate Basis:
                              Initial Interest Rate:
                              Initial Interest Reset Date:
                              Spread or Spread Multiplier, if any:
                              Interest Rate Reset Month(s):
                              Interest Payment Month(s):
                              Index Maturity for Initial Interest Rate
                                (if different):
                              Index Maturity:
                              Index Maturity for Final Interest Payment
                                Period (if different):
                              Maximum Interest Rate, if any:
                              Minimum Interest Rate, if any:
                              Interest Rate Reset Period:
                              Interest Payment Period:
                              Interest Payment Date:
                              Calculation Agent:

                    If Redeemable:

                              Initial Redemption Date:
                              Initial Redemption Percentage:
                              Annual Redemption Percentage Reduction:

                    Date of Maturity:
                    Purchase Price:  _____%
                    Settlement Date and Time:
                    Additional Terms:














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                                                                  EXHIBIT C


               As compensation for the services of an Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                              PERCENT OF
          MATURITY RANGES                                  PRINCIPAL AMOUNT

          From 9 months to less than 1 year . . . . . .         .125%

          From 1 year to less than 18 months  . . . . .         .150

          From 18 months to less than 2 years . . . . .         .200

          From 2 years to less than 3 years . . . . . .         .250

          From 3 years to less than 4 years . . . . . .         .350

          From 4 years to less than 5 years . . . . . .         .450

          From 5 years to less than 6 years . . . . . .         .500

          From 6 years to less than 7 years . . . . . .         .550

          From 7 years to less than 10 years  . . . . .         .600

          From 10 years to less than 15 years . . . . .         .625

          From 15 years to less than 20 years . . . . .         .700

          From 20 years to 30 years . . . . . . . . . .         .750


The commission for notes with a maturity of more than 30 years is subject to negotiations between the Company and the Agent at the time of sale.
















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